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                                                                    EXHIBIT 23.1


                                                    [PA CONSULTING GROUP LOGO]


                                                    1881 Ninth Street
                                                    Suite 302
                                                    Boulder
                                                    Colorado 80302
                                                    Tel:         +1 303 449 5515
                                                    Fax:         +1 303 443 5684
                                                            www.paconsulting.com



June 18, 2001


Mirant Americas Generation, Inc.
1155 Perimeter Center West
Atlanta, Georgia  30338-4780

RE:  Mirant Americas Generation, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

         PA Consulting Services Inc. ("PA Consulting") hereby consents to the inclusion of its Independent Market Expert Report (the "Report") dated March 12, 2001 for the assets of Mirant Americas Generation, Inc. (the "Company") in the Company's Registration Statement on Form S-4 (the "Registration Statement") dated June 18, 2001 relating to the Company's offer to exchange $500,000,000 of its 7.625% Senior Notes due 2006, $850,000,000 of its 8.300% Senior Notes due 2011 and $400,000,000 of its 9.125% Senior Notes due 2031 (collectively, the "Notes"), which have been registered under the Securities Act of 1933, as amended, for an equal principal amount of the outstanding Notes due 2006, 2011 and 2031. The Report is included as Annex B to the Registration Statement. In addition, PA Consulting consents to the inclusion of the summary of the Report contained in the Registration Statement.

         PA Consulting also hereby consents to all references to it in the Registration Statement.

         PA Consulting's consent with regard to the foregoing matters is also granted with respect to such matters as they apply in any amendment to the Registration Statement, including any post-effective amendments thereto.


                                   PA Consulting Services Inc.

                                   By: /s/ Todd W. Filsinger
                                      --------------------------

                                   Name:   Todd W. Filsinger
                                         -----------------------

                                   Title:   Managing Consultant
                                          ----------------------